Exhibit No. EX-99.23(m)(2)


                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)


         Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Variable Insurance Trust (the "Trust"):


                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)


                  FUND                                                                                     CLASSES
                  ----                                                                                     -------
Gartmore GVIT Global Technology and Communications Fund                                         Class II, Class VI
         (formerly Gartmore NSAT Global Technology and Communications Fund)
Gartmore GVIT Nationwide Fund                                                                             Class II
         (formerly Gartmore GVIT Total Return Fund )
Gartmore GVIT Emerging Markets Fund                                                             Class II, Class VI
         (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund                                                                   Class II
         (formerly Gartmore NSAT International Growth Fund)
GVIT Small Cap Growth Fund                                                                                Class II
         (formerly Nationwide Small Cap Growth Fund)
GVIT Small Company Fund                                                                                   Class II
         (formerly Nationwide Small Company Fund)
Gartmore GVIT Global Health Sciences Fund                                                       Class II, Class VI
         (formerly Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT U.S. Growth Leaders Fund                                                                    Class II
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Nationwide Leaders Fund                                                                     Class II
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund                                                              Class II
Gartmore GVIT Global Utilities Fund                                                                       Class II
Gartmore GVIT Worldwide Leaders Fund                                                                      Class II
         (formerly Nationwide Global 50  Fund)
Gartmore GVIT Government Bond Fund                                                                        Class II
         (formerly Government Bond Fund)
GVIT Small Cap Value Fund                                                                                 Class II
         (formerly Nationwide Small Cap Value Fund)
Dreyfus GVIT International Value Fund                                                           Class II, Class VI
GVIT S&P 500 Index Fund                                                                                   Class II
GVIT Mid Cap Index Fund                                                                                   Class II
         (formerly Dreyfus GVIT Mid Cap Index Fund)
Van Kampen Comstock GVIT Value Fund                                                                       Class II
Gartmore GVIT Mid Cap Growth Fund                                                                         Class II
         (formerly Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Developing Markets Fund                                                                     Class II

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)
                                     Page 2

                  FUND                                                                                     CLASSES
                  ----                                                                                     -------
Gartmore GVIT Money Market Fund II
         (formerly Money Market Fund II)
Gartmore GVIT Investor Destinations Aggressive Fund(1)                                       Class II, Class VI(2)
         (formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund(1)                            Class II, Class VI(2)
         (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund(1)                                         Class II, Class VI(2)
         (formerly NSAT Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund(1)                          Class II, Class VI(2)
         (formerly NSAT Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund(1)                                     Class II, Class VI(2)
         (formerly NSAT Destinations Conservative Fund)
American Funds GVIT Growth Fund(3)                                                          Class II, Class VII(4)
American Funds GVIT Global Growth Fund(3)                                                   Class II, Class VII(4)
American Funds GVIT Asset Allocation Fund(3)                                                Class II, Class VII(4)
American Funds GVIT Bond Fund(3)                                                            Class II, Class VII(4)
GVIT Bond Index Fund                                                                           Class II, Class VII
GVIT Small Cap Index Fund                                                                      Class II, Class VII
GVIT Enhanced Income Fund                                                                      Class II, Class VII
GVIT International Index Fund                                                                  Class VI, Class VII

------------

(1)  These Funds are collectively known as the "GVIT Investor Destinations
     Funds."
(2)  The changes to these classes will be effective April 1, 2004.
(3)  These Funds are collectively known as the "American Funds GVIT Funds."
(4)  The changes to these classes will be effective April 1, 2006.


The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

         (a) 25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds (except Gartmore GVIT Money Market Fund II), all of which will be considered a distribution fee.

         (b) 25 basis points (0.25%) of the average daily net assets of the shares of the Gartmore GVIT Money Market Fund II, all of which will be considered a distribution fee.
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                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)
                                     Page 3


         (c) 25 basis points (0.25%) of the average daily net assets of the Class VI shares of the Gartmore GVIT Global Technology and Communications Fund, Gartmore GVIT Global Health Sciences Fund, Gartmore GVIT Emerging Markets Fund, GVIT International Index Fund and Dreyfus GVIT International Value Fund, and each of the Investor Destinations Funds.

         (d) 40 basis points (0.40%) of the average daily net assets of the Class VII shares of each of the American Funds GVIT Funds and the GVIT Bond Index Fund, GVIT International Index Fund, GVIT Small Cap Index Fund and GVIT Enhanced Income Fund.

These fees will be paid to Gartmore Distribution Services, Inc. ("GDSI" and the "Underwriter") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts ("contract owners"), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

         (i) Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

         (ii) Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

         (iii) Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

         (iv) Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures,
                  (4) assisting prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

         (v)      Life insurance company contract owner support.

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)
                                     Page 4


No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

         Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

         Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

         Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

         A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

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                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                         (AMENDED Effective May 1, 2006)
                                     Page 5


         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

         Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.